Exhibit 99.1

APPLIED DNA SCIENCES, INC.
50 HEALTH SCIENCES DRIVE
STONY BROOK, NEW YORK 11790
(631) 240-8800

July 15, 2014
Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Applied DNA Sciences, Inc. (“Applied DNA Sciences,” the “Company,” “we” or “us”) to be held at 10:00 a.m., local time, on Thursday, August 28, 2014, at the Center of Excellence in Wireless and Information Technology, Stony Brook, New York 11790.  Directions to the Center of Excellence in Wireless and Information Technology can be found on our website at www.adnas.com.

At the meeting you will be asked to elect five directors, to authorize our Board of Directors to effect, in its discretion, an amendment to our Certificate of Incorporation, as amended, to (i) effectuate a reverse stock split of our issued and outstanding common stock, par value $.001 per share, by a ratio of no less than one-for-forty and no more than one-for-sixty and (ii) reduce the authorized number of shares of our common stock from 1,350,000,000 to 500,000,000 shares, at any time prior to December 31, 2014 and to ratify our appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014.  In addition, we will be pleased to report on our affairs and a discussion period will be provided for questions and comments of general interest to stockholders. Detailed information with respect to these matters is set forth in the accompanying Proxy Statement. In addition, the Proxy Statement, Annual Report and a form of proxy card are available on the Internet at www.proxyvote.com.

We look forward to greeting personally those stockholders who are able to attend the meeting in person.  However, whether or not you plan to be with us at the meeting, it is important that your shares be represented.  Stockholders of record at the close of business on July 11, 2014 are entitled to notice of and to vote at the meeting. We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. On or about July 15, 2014, we will mail to our stockholders a Notice of Availability of Proxy Materials containing instructions on how to access our Proxy Statement and our 2013 Annual Report and vote electronically via the Internet. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

You may vote over the Internet, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.  Please review the instructions on each of your voting options described in this proxy statement, as well as in the Notice you received in the mail.

Thank you for your ongoing support of Applied DNA Sciences.

Very truly yours,

/s/ James A. Hayward
James A. Hayward
Chairman, President and Chief Executive Officer

APPLIED DNA SCIENCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2014 Annual Meeting of Stockholders will be held on Thursday, August 28, 2014 at 10:00 a.m., local time, at the Center of Excellence in Wireless and Information Technology, Stony Brook, New York 11790 for the following purposes:

●	to elect five (5) directors, constituting the entire Board of Directors, to serve for the ensuing year;

●
to authorize our Board of Directors to effect, in its discretion, an amendment to our Certificate of Incorporation, as amended, to (i) effectuate a reverse stock split of our issued and outstanding common stock, par value $.001 per share, by a ratio of no less than one-for-forty and no more than one-for-sixty and (ii) reduce the authorized number of shares of our common stock from 1,350,000,000 to 500,000,000 shares, at any time prior to December 31, 2014;

●	to ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014; and

●	to consider and act upon such other matters as may properly come before the meeting or any postponement or adjournment of the meeting.

All stockholders of record at the close of business on July 11, 2014 are entitled to notice of and to vote at the meeting or any postponements or adjournments of the meeting.  A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at our corporate headquarters at Applied DNA Sciences, 50 Health Sciences Drive, Stony Brook, New York 11790.

Your vote is very important.  Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.  For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, the section entitled “About the Annual Meeting” beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

Dr. Ming-Hwa Benjamin Liang
Secretary
Stony Brook, New York
July 15, 2014

APPLIED DNA SCIENCES, INC.
50 HEALTH SCIENCES DRIVE
STONY BROOK, NEW YORK 11790

PROXY STATEMENT

Our Board of Directors has made this proxy statement and related materials available to you on the internet, or, upon your request, has delivered printed proxy materials to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Applied DNA Sciences to be held on August 28, 2014, beginning at 10:00 a.m., local time, at the Center of Excellence in Wireless and Information Technology, Stony Brook, New York 11790, and at any postponements or adjournments of the Annual Meeting.  As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

About the Annual Meeting

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the internet.  Accordingly, we are sending a Notice Regarding Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date.  The mailing of the Notice to our stockholders is scheduled to begin on or about July 15, 2014.  All stockholders will have the ability to access the proxy materials and the Annual Report on Form 10-K for the fiscal year ended September 30, 2013 on a website referred to in the Notice or request to receive a printed set of the proxy materials and that Annual Report.  Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.  Stockholders may also request to receive proxy materials and our Annual Report on Form 10-K in printed form by mail or electronically by e-mail on an ongoing basis.

How do I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	View our proxy materials for the Annual Meeting on the internet; and

●	Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you, and will reduce the impact of printing and mailing these materials on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

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What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of the election of five directors, the authorization of our Board of Directors to effect, in its discretion, an amendment to our Certificate of Incorporation, as amended, to (i) effectuate a reverse stock split of our issued and outstanding common stock, par value $.001 per share, by a ratio of no less than one-for-forty and no more than one-for-sixty and (ii) reduce the authorized number of shares of our common stock from 1,350,000,000 to 500,000,000 shares, at any time prior to December 31, 2014, and  the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014 and such other business that may properly come before the meeting.  In addition, management will report on our performance during the fiscal year ended September 30, 2013 and more recent developments and respond to questions from stockholders.  Our Board of Directors is not currently aware of any other matters which will come before the meeting.

How do proxies work?

The Board of Directors is asking for your proxy.  Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner you direct.  You may vote for all, some, or none of our director nominees.  You may vote for or against, or abstain from voting on, the authorization of our Board of Directors to effectuate a reverse stock split and reduce the authorized number of shares.  You may also vote for or against the ratification of our selection of Marcum LLP as our independent registered public accounting firm.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on July 11, 2014, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting, or any postponements and adjournments of the meeting.  If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponements or adjournments of the meeting.

On July 11, 2014, the record date for the meeting, there were 827,422,292 shares of common stock outstanding.  Each outstanding share of Common Stock is entitled to one vote on each of the matters presented at the Annual Meeting or postponements and adjournments of the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the record date will constitute a quorum, permitting the meeting to conduct its business.  As of the record date, 827,422,292 shares of common stock, representing the same number of votes, were outstanding.  Thus, the presence of holders representing at least  413,711,147 shares will be required to establish a quorum.  If a stockholder abstains from voting as to any matter, then the shares held by such stockholder shall be deemed present at the meeting for purposes of determining a quorum.  If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum, but otherwise shall have no effect since the shares are not entitled to vote with regard to a proposal.

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How can I vote my shares?

In person.  Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting.  Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

By proxy.  Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting.  If you are a stockholder of record, you may vote by proxy.  You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.  If you hold shares beneficially in street name, you may also vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the instructions provided on the proxy card.

What happens if additional matters are presented at the Annual Meeting?

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting.  If you grant a proxy, the persons named as proxy holders, Ms. Debbie Bailey and Ms. Karol Gray, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.  If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee.  You can vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.  If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

●
Non-Discretionary Items.  The election of directors and the authorization of our Board of Directors to effect a reverse stock split are non-discretionary items and may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

●
Discretionary Items.  The ratification of the appointment of Marcum LLP as our independent registered public accounting firm is a discretionary item.  Generally, brokers, banks and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

We encourage you to provide instructions to your broker regarding the voting of your shares.

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Can I change my vote or revoke my proxy?

Yes.  You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail or over the internet before the Annual Meeting or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself revoke a proxy).  Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting.  Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or sent to the Company’s principal executive offices.  If a broker, bank, or other nominee holds your shares, you must contact them in order to find out how to change your vote.

What are the Board of Directors’ recommendations?

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.  If no instructions are indicated, the shares will be voted as recommended by the Board of Directors:  in favor of our director nominees, for approval of authorizing our Board of Directors, in its discretion, to effect a reverse stock split and reduction in authorized shares and for the ratification of Marcum LLP as our independent registered public accounting firm.  If any other matters are properly presented for consideration at the meeting, the individuals named as proxy holders, Ms. Debbie Bailey and Ms. Karol Gray, will vote the shares that they represent on those matters as recommended by the Board of Directors.  If the Board of Directors does not make a recommendation, then they will vote in accordance with their best judgment.  In summary, the Board of Directors recommends a vote:

●	to approve Proposal No. 1, for election of the nominated slate of five directors to serve for the ensuing year;

●
to approve Proposal No. 2, for the authorization of our Board of Directors to effect, in its discretion, an amendment to our Certificate of Incorporation, as amended, to (i) effectuate a reverse stock split of our issued and outstanding common stock, par value $.001 per share, by a ratio of no less than one-for-forty and no more than one-for-sixty and (ii) reduce the authorized number of shares of our common stock from 1,350,000,000 to 500,000,000 shares, at any time prior to December 31, 2014; and

●	to approve Proposal No. 3, for ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes.  If you choose to access the proxy materials and/or vote over the internet, you are responsible for internet access charges you may incur.  If you choose to vote by telephone, you are responsible for telephone charges you may incur.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities.  We have engaged Laurel Hill Advisory Group, LLC to assist in soliciting proxies on our behalf. Laurel Hill Advisory Group, LLC may solicit proxies personally, electronically or by telephone. We have agreed to pay Laurel Hill Advisory Group, LLC a fee of $9,000 for its services. We have also agreed to reimburse Laurel Hill Advisory Group, LLC for its reasonable out-of-pocket expenses and to indemnify Laurel Hill Advisory Group, LLC and its employees against certain liabilities arising from or in connection with the engagement.

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Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting.  Voting results will also be disclosed on a Form 8-K filed with the SEC within four business days after the Annual Meeting, which will be available on our website.

We encourage you to vote by proxy over the internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

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PROPOSAL NO. 1—
ELECTION OF DIRECTORS

General Information

Five directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting to serve until the 2015 Annual Meeting of Stockholders or until their respective successors are elected and qualified.  All of the nominees are our current directors and have been nominated for election by our Board of Directors.    It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of these nominees to serve until the 2015 Annual Meeting of Stockholders or until their successors are elected and qualified.  Our Certificate of Incorporation provides that the number of directors that constitute the whole Board of Directors shall be fixed exclusively in the manner designated in the Company’s Bylaws, which provide that the number of directors is determined by resolution of the Board of Directors, provided the Board of Directors shall consist of at least one member.  On July 11, 2011, Delabarta, Inc. (“Delabarta”), a wholly owned subsidiary of ABARTA, Inc. (“ABARTA”), participated as an investor in the Company’s private placement of our common stock, described in our Current Report on Form 8-K filed with the SEC on July 15, 2011.  In connection with the investment in the Company by Delabarta, we agreed to use best efforts to nominate its designee, Mr. John Bitzer, to the Board and elect Mr. Bitzer as a director within 30 days of the closing and to nominate and include Mr. Bitzer on the slate of nominees for the Board of Directors for election by stockholders at the annual meetings of stockholders for so long as Delabarta owns at least 2% of the outstanding shares of common stock.

Should one or more of these nominees be unable to accept nomination or election as a director, the individuals named as proxies, Ms. Debbie Bailey and Ms. Karol Gray, will vote the shares that they represent for such other persons as the Board of Directors may recommend.  The Board of Directors has no present knowledge that any of the persons named will be unavailable to serve.  The directors standing for re-election are:

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years
James A. Hayward, Ph.D., Sc.D.	61	2005
Dr. James A. Hayward has been our Chief Executive Officer since March 17, 2006 and our President and the Chairman of the Board of Directors since June 12, 2007.  He was previously our acting Chief Executive Officer since October 5, 2005.  Dr. Hayward received his Ph.D. in Molecular Biology from the State University of New York at Stony Brook in 1983 and an honorary Doctor of Science from the same institution in 2000.  His experience with public companies began with the co-founding of one of England’s first biotechnology companies—Biocompatibles.  Following this, Dr. Hayward was Head of Product Development for the Estee Lauder companies for five years.  In 1990 he founded The Collaborative Group, a provider of products and services to the biotechnology, pharmaceutical and consumer-product industries based in Stony Brook, where he served as Chairman, President and Chief Executive Officer for 14 years.  During this period, The Collaborative Group created several businesses, including The Collaborative BioAlliance, a contract developer and manufacturer of human gene products, that was sold to Dow Chemical in 2002, and Collaborative Labs, a service provider and manufacturer of ingredients for skincare and dermatology that was sold to Engelhard (now BASF) in 2004.

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Director	Age	Year First Became Director	Principal Occupation During the Past Five Years

Our Board believes that Dr. Hayward’s current role as our Chief Executive Officer and President, the capital investments he has made to the Company throughout his tenure with us and his former senior executive positions in our industry make him an important contributor to our Board.

John Bitzer, III	53	2011
John Bitzer, III, joined the Board of Directors on August 10, 2011.  Mr. Bitzer is President and Chief Executive Officer of ABARTA, Inc., a private, third-generation family holding-company with operations in the soft drink beverages, newspaper publishing, oil and gas exploration and development, and frozen food industries (“ABARTA”).  In 1985, Mr. Bitzer began his career in sales for the Cleveland Coca-Cola Bottling Company.  He has been Publisher of Atlantic City Magazine in Atlantic City, N.J.  In 1994 he founded the ABARTA Media Group and held the position of Group Publisher.  In 1997 he was named President and Chief Operating Officer of ABARTA and has been President and Chief Executive Officer since 1999.  He is also a director of the Institute for Entrepreneurial Excellence at the University of Pittsburgh.  Mr. Bitzer has a degree from the University of Southern California and an MBA from the University of Michigan.

Our Board believes that Mr. Bitzer’s professional and management experience in investing in and building growing enterprises make him an important contributor to the Board.

Charles Ryan	50	2011
Dr. Charles Ryan joined the Board of Directors on August 10, 2011.  Dr. Ryan is the Senior Vice President, and Chief Intellectual Property Counsel at Forest Laboratories (“Forest”), a developer of branded drugs, where he has been employed since 2003.  Forest, a wholly owned subsidiary of Actavis, develops and markets pharmaceutical products in a variety of therapeutic categories including central nervous system, cardiovascular, anti-infective, respiratory, gastrointestinal, and pain management medicine.  Dr. Ryan has over 18 years’ experience in managing all aspects of intellectual property litigation, conducting due diligence investigations and prosecuting patent and trademark applications in the pharmaceutical and biotechnology industries.  Dr. Ryan earned a doctorate in oral biology and pathology from SUNY Stony Brook and a law degree from Western New England College School of Law.

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Director	Age	Year First Became Director	Principal Occupation During the Past Five Years
Our Board believes that Mr. Ryan’s expertise as chief intellectual property counsel at a global company make him an important contributor to the Board.

Yacov Shamash	64	2006
Dr. Yacov Shamash has been a member of the Board of Directors since March 17, 2006.  Dr. Shamash is Vice President of Economic Development at the State University of New York at Stony Brook.  Since 1992, he has been the Dean of Engineering and Applied Sciences at the Harriman School for Management and Policy at the University, and Founder of the New York State Center for Excellence in Wireless Technologies at the University.  Dr. Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992.  Dr. Shamash also serves on the Board of Directors of Keytronic Corp., Netsmart Technologies, Inc. American Medical Alert Corp., and Softheon Corp.

As Vice President of Economic Development at the State University of New York at Stony Brook, Dr. Shamash daily encounters leaders of businesses large and small, regional and global in their reach and, as a member of our Board, has played an integral role in our business development by providing the highest-level introductions to customers, channels to market and to the media.  Dr. Shamash also brings to our Board his valuable experience gained from serving as a director at other private and public companies.

Our Board believes that Dr. Shamash’s professional and management experience, service on other companies’ boards and education make him an important contributor to our Board.

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Director	Age	Year First Became Director	Principal Occupation During the Past Five Years
Sanford R. Simon	71	2006
Dr. Sanford R. Simon has been a member of the Board of Directors since March 17, 2006.  Dr. Simon has been a Professor of Biochemistry, Cell Biology and Pathology at Stony Brook since 1997.  He joined the faculty at Stony Brook as an Assistant Professor in 1969 and was promoted to Associate Professor with tenure in 1975.  Dr. Simon was a member of the Board of Directors of The Collaborative Group from 1995 to 2004.  From 1967 to 1969 Dr. Simon was a Guest Investigator at Rockefeller University.  Dr. Simon received a B.A. in Zoology and Chemistry from Columbia University in 1963, a Ph.D. in Biochemistry from Rockefeller University in 1967, and studied as a postdoctoral fellow with Nobel Prize winner Max Perutz in Cambridge, England.  He maintains an active research laboratory studying aspects of cell invasion in cancer and inflammation and novel strategies of drug delivery; he also teaches undergraduate, graduate, medical and dental students.

Dr. Simon is an expert at the use of large biomolecules in commercial media, and we have made use of his expertise in formulating DNA into commercial carriers for specific customers.  As a member of our Board, Dr. Simon has advised us on patents, provided technical advice, and introduced us to corporate partners and customers.

Our Board believes that Dr. Simon’s professional experience, expertise, and education make him an important contributor to our Board.

Vote Required

The Board of Directors recommends a vote “FOR” the election of each of the nominees to the Board of Directors set forth in this Proposal No. 1.

The five nominees who receive the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, will be elected as our directors.  It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the election of these nominees.  Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes.  However, the number of votes otherwise received by the nominee will not be reduced by such action.  In the absence of instructions to the contrary, the shares represented thereby will be voted “FOR” all the nominees set forth above.

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PROPOSAL NO. 2—
AUTHORIZATION OF REVERSE STOCK SPLIT AND REDUCTION IN AUTHORIZED SHARES

General

Our Board of Directors has approved an amendment to our Certificate of Incorporation, as amended, to effect a reverse stock split which combines the outstanding shares of our common stock into a lesser number of outstanding shares. If approved by the stockholders as proposed, our Board of Directors would have the sole discretion to effect the amendment and reverse stock split at any time prior to December 31, 2014, and to fix the specific ratio for the combination, provided that the ratio would be not less than 1-for-40 and not more than 1-for-60.  In addition, the amendment to our Certificate of Incorporation would reduce the authorized number of shares of our common stock from 1,350,000,000 to 500,000,000 shares. Our Board of Directors would also have discretion to abandon the amendment prior to its effectiveness. Our Board of Directors is hereby soliciting stockholder approval for the reverse stock split and reduction in authorized shares proposal.

If approved by our stockholders, the reverse stock split proposal would permit (but not require) our Board of Directors to effect a reverse stock split of our outstanding common stock at any time by a ratio of not less than 1-for-40 and not more than 1-for-60 with the specific ratio to be fixed within this range by our Board of Directors in its sole discretion. We believe that enabling our Board of Directors to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders. In fixing the ratio, our Board of Directors may consider, among other things, factors such as: the historical trading price and trading volume of our common stock; the number of shares of our common stock outstanding; the then-prevailing trading price and trading volume of our common stock; the anticipated impact of the reverse stock split on the trading market for our common stock; and prevailing general market and economic conditions.

The reverse stock split and reduction in authorized shares, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment. The exact timing of the amendment will be determined by our Board of Directors based on its evaluation as to if and when such action will be the most advantageous to our company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to abandon the amendment and the reverse stock split and reduction in authorized shares if, at any time prior to the effectiveness of the filing of the amendment with the Secretary of State of the State of Delaware, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The proposed form of amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split and reduction in authorized shares is attached as Appendix A to this Proxy Statement. Any amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split will include the exchange ratio fixed by our Board of Directors, within the range approved by our stockholders.

Reasons for Proposed Amendment

Reverse Stock Split.  Our Board of Directors’ primary reason for approving and recommending the reverse stock split is to increase the per share price of our common stock to meet the listing requirements of either the NASDAQ Capital Market (“NASDAQ”) or the NYSE MKT (“NYSE MKT”). Our Board of Directors believes that attaining and maintaining the listing of our common stock on NASDAQ or NYSE MKT is in the best interests of our company and our stockholders. As of July 11, 2014, our common stock has traded on the OTC Market’s electronic interdealer quotation QB system (“OTCQB”) in a 52 week closing price range from $0.09 to $0.20 per share. NASDAQ requires a minimum bid price of $4.00 or a minimum closing price of $2.00 or $3.00 per share (depending upon the applicable listing standard) in connection with the initial listing application while the NYSE MKT requires a minimum  price of $2.00 or $3.00 per share in connection with the initial listing application. We are also required to meet additional conditions to list our common stock on NASDAQ or NYSE MKT and there is no guarantee that we will be able to meet those conditions. We will submit an application to list our common stock on NASDAQ or NYSE MKT at such time as determined prudent by our Board of Directors.

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In addition, if our common stock were listed on NASDAQ or NYSE MKT, our Board of Directors believes that the liquidity in the trading of our common stock could be significantly enhanced, which could result in an increase in the trading price. However, despite approval of the reverse stock split by our stockholders and the implementation thereof by our Board of Directors, there is no assurance that our minimum bid price would be or remain following the reverse stock split over NASDAQ’s or NYSE MKT’s minimum bid price requirement, and our common stock could fail to attain the minimum bid price requirement necessary to be listed on NASDAQ or NYSE MKT.

Our Board of Directors further believes that an increased stock price may encourage investor interest and improve the marketability of our common stock to a broader range of investors. We believe that the reverse stock split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the reverse stock split will make our common stock a more attractive and cost effective investment for many investors, which should enhance the liquidity available to the holders of our common stock. Accordingly, we believe that approval of the reverse stock split is in our Company’s and our stockholders’ best interests.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, general market conditions and the market perception of our company, may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

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Our Board of Directors is also mindful about the potential dilutive effect on existing stockholders. For the reasons discussed in this proposal, our Board of Directors has approved and recommended a range of exchange ratios to address NASDAQ and the NYSE MKT’s listing price requirement in a more targeted fashion.

Decrease in Authorized Shares.  We are currently authorized to issue 1,350,000,000 shares of common stock. Although the proposed reverse stock split described in this Proposal No. 2 will not affect the rights of stockholders or any stockholders’ proportionate equity interest in the Company (except to the extent of a cash-out or rounding up of fractional share interests as further described below), the number of authorized shares of common stock will not be reduced proportionately to the ratio in the reverse stock split. Accordingly, if the Board of Directors implements the reverse stock split, there will be a significant number of authorized but unissued shares of our common stock available as compared to the number of shares of common stock then issued and outstanding. For example, if a 1-for-50 reverse stock split is implemented, we would have approximately 16,548,446 shares of common stock issued and outstanding (based on the number of shares issued and outstanding on July 11, 2014, the record date), with 1,333,451,554 shares of common stock available for issuance. Because the Board is mindful about the potential dilutive effect on existing stockholders, and because the approved and recommended range of exchange ratios would result in more shares becoming available than the Board believes are necessary for reasonably foreseeable future needs, the Board of Directors has also approved and recommended an amendment to our certificate of incorporation to decrease, subject to stockholder approval and implementation of the reverse stock split, the authorized number of shares of our common stock from 1,350,000,000 to 500,000,000. Our Board of Directors believes this number of authorized shares of common stock will provide the Company sufficient shares of authorized capital available to be issued for any proper corporate purpose without further stockholder action.

The Board does not propose to make any adjustments to the number of authorized shares of preferred stock.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-for-40 and not more than 1-for-60, as determined by our Board of Directors in its sole discretion. Our Board of Directors believes that stockholder approval of a range of potential exchange ratios, rather than a single exchange ratio, is in the best interests of our stockholders because it provides our Board of Directors with the flexibility to achieve the desired results of the reverse stock split and because it is not possible to predict market conditions at the time the reverse stock split would be implemented. The denominator of the exchange ratio is referred to as the “exchange denominator.” If our stockholders approve this proposal, our Board of Directors would carry out a reverse stock split only upon its determination that a reverse stock split would be in the best interests of our stockholders at that time. Our Board of Directors would then set the ratio for the reverse stock split in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the reverse stock split is to be implemented. In determining the ratio, following receipt of stockholder approval, our Board of Directors may consider, among other things:

●	the historical and projected performance of our common stock;

●	prevailing market conditions;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

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●	the projected impact of the selected exchange ratio on trading liquidity in our common stock and our ability to list our common stock on either NASDAQ or NYSE MKT;

●	our capitalization (including the number of shares of our common stock issued and outstanding);

●	the prevailing trading price for our common stock and the volume level thereof; and

●	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to implement the reverse stock split at a ratio to be determined by our Board of Directors, as opposed to a ratio fixed in advance, is to give our Board of Directors the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Potential Effects of Proposed Amendment

Reverse Stock Split.  If our stockholders approve the reverse stock split and our Board of Directors effect it, the reverse stock split will affect all holders of our common stock uniformly (except to the extent of a cash-out or rounding up of fractional share interests as further described below).

As permitted by Delaware law, each holder of fewer shares of common stock prior to the reverse split (also referred to as a “Cashed-Out Stockholder”) than the denominator of the exchange ratio will not receive fractional shares in the reverse split, but in lieu of such fractional share interests shall be entitled to receive a cash payment as described below. However, if a stockholder holds a number of shares of common stock equal to or in excess of the denominator of the exchange ratio at the effective time of the reverse split, any fractional share resulting from the reverse split will not be cashed out, and instead, the number of post-reverse split shares to which the stockholder is entitled will be rounded up to the next whole number of post-reverse split shares.

If our stockholders approve this proposal at the annual meeting and the reverse split is completed, the Company will pay cash for the fractional share interests of stockholders who hold fewer than the number of shares equal to the denominator of the exchange ratio prior to the reverse split.  The Company will pay to each registered stockholder who holds fewer than the number of shares of common stock equal to the denominator of the exchange ratio immediately prior to the reverse split an amount, for each share of common stock held immediately prior to the reverse split, equal to  the average per-share closing price of the common stock on the OTCQB for the ten (10) consecutive trading days ending on the last trading day prior to the effective date of the reverse split (the “Cash-Out Payment”).

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If approved by the stockholders at the annual meeting and implemented by the Board of Directors, the reverse split will affect our stockholders as follows, assuming an exchange ratio of 1-for-50:

Stockholder Prior to Reverse Stock Split	Net Effect After Completion of Reverse Stock Split
Registered stockholders holding 50 or more shares of common stock
Any fractional share resulting from the reverse split will not be cashed out, and instead, the number of post-reverse split shares to which the stockholder is entitled will be rounded up to the next whole number of post-reverse split shares.

Registered stockholders holding fewer than 50 shares of common stock
Shares will be converted into the right to receive a cash payment per share equal to the average per-share closing price of the common stock on the OTCQB for the ten (10) consecutive trading days ending on the last trading day prior to the effective date of the reverse split.

Stockholders holding common stock in street name or through a nominee (such as a bank or broker)
The Company expects that the reverse split will treat stockholders holding common stock in street name or through a nominee (such as a bank or broker), and those persons holding shares of common stock as nominees for others, in the same manner as stockholders whose shares are registered in their names on the books of the Company. Nominees will be advised that they may effect the reverse split for their beneficial holders.  However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees to be advised of any procedures such holders may need to follow in order to obtain the same treatment as registered stockholders or rights such holders may have to retain beneficial ownership of such shares.

The reverse stock split will not change the terms of our common stock. After the reverse stock split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Our common stock will remain fully paid and non-assessable.

After the effective time of the reverse stock split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” as described by Rule 13e-3 under the Exchange Act.

If we fail to meet the requirements specified in NASDAQ or NYSE MKT’s listing standards, our common stock will continue to be quoted on the OTCQB under the symbol “APDN.”

After the effective time of a reverse stock split, the post-split market price of our common stock may be less than the pre-split price multiplied by the exchange ratio. In addition, a reduction in number of shares of our common stock outstanding may impair the liquidity for our common stock, which may reduce the value of our common stock.

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The availability of a substantial number of authorized but unreserved shares of our common stock resulting from the reverse stock split, under various scenarios, may be construed as having an anti-takeover effect by permitting the issuance of shares of our common stock to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions in our Certificate of Incorporation or bylaws as then in effect. The proposal to effectuate the reverse stock split did not result from our knowledge of any specific effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise, and our Board of Directors did not authorize the reverse stock split to increase the authorized shares of our common stock to enable us to frustrate any efforts by another party to acquire a controlling interest or to seek representation on our Board of Directors.

Reduction of Authorized Shares.  Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This Proposal No. 2 is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Beneficial Holders of Common Stock

Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders through a bank, broker or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold shares of our common stock with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Stock

Certain of the registered holders of our common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our common stock. They are, however, provided with statements reflecting the number of shares registered in their accounts. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take action to receive evidence of their shares of post-reverse stock split common stock.

Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to our transfer agent in exchange for certificates representing the appropriate number of shares of post-reverse stock split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to our transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of shares of our common stock to which they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of shares of post-reverse stock split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on its reverse side, the New Certificate will be issued with the same restrictive legend on its reverse side.

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STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the denominator of the exchange ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share (except that the Company will make a Cash-Out Payment to each registered stockholder who holds fewer than the number of shares of common stock equal to the denominator of the exchange ratio immediately prior to the reverse split).

Effect of the Reverse Stock Split on Outstanding Stock Options, Warrants and Employee Plans

Based upon the exchange ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options or warrants  entitling the holders to acquire shares of our common stock. This would result in approximately the same aggregate price being required to be paid under such options or  warrants upon exercise and approximately the same value of shares of our common stock being delivered upon such exercise immediately following the reverse stock split as was the case immediately preceding the reverse stock split. The number of shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the exchange ratio.

Accounting Matters

The proposed amendment to our Certificate of Incorporation, as amended, will not affect the par value of our common stock. As a result, at the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced in the same proportion as the exchange ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be reclassified for prior periods to conform to the post-reverse stock split presentation.

Pro Forma Capitalization

The table below summarizes the Company’s pro forma capitalization, as of July 11, 2014, before and after giving effect to a hypothetical reverse stock split of one-for-forty (1-for-40), one-for-fifty (1-for-50) and one-for-sixty (1-for-60). The figures do not reflect the rounding up of fractional shares to the nearest whole share.

	Prior to Reverse	After Reverse Stock Split
	Stock Split	1-for-40	1-for-50	1-for-60
Authorized Shares	1,360,000,000	510,000,000	510,000,000	510,000,000
Shares Issued and Outstanding	827,422,292	20,685,558	16,548,446	13,790,372
Shares Reserved for Future Issuance:
Equity Compensation Plans
Options and Warrants	250,593,519	6,264,838	5,011,871	4,176,559
Undesignated Preferred Stock	--	--	--	--
Shares Available for Future Issuance	281,984,189	483,049,604	488,439,683	492,033,069

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Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes the material U.S. federal income tax consequences of the reverse stock split to holders of our common stock.  Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States or a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our common stock (a “U.S. holder”). A trust may also be a U.S. holder if (1) a U.S. court is able to exercise primary supervision over administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person. An estate whose income is subject to U.S. federal income taxation regardless of its source may also be a U.S. holder.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.  Moreover, there can be no assurance that the Internal Revenue Service or a court might not reach a different conclusion regarding the reverse stock split.  ACCORDINGLY, PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

We believe that, subject to the foregoing, the material U.S. federal income tax consequences of the reverse stock split are as follows:

Holders who are not Cashed Out.  The reverse stock split should be treated as a recapitalization for U.S. federal income tax purposes. As such, a stockholder generally will not recognize gain or loss as a result of the reverse stock split (except possibly with respect to a share received as the result of the rounding up of a fractional share).  The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged (in each case, except possibly with respect to a share received as a result of the rounding up of a fractional share).  No gain or loss will be recognized by us as a result of the reverse stock split.

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Holders who are Cashed Out.  If you receive cash as a result of the stock split, you will generally recognize capital gain or loss on the transaction, except in certain limited circumstances.  The amount of capital gain or loss you recognize will be equal to the difference between the amount of cash received and your aggregate adjusted tax basis in the shares.  Capital gain or loss will be long-term if your holding period with respect to the shares surrendered is more than one year at the time of the transaction.  The deductibility of losses is subject to limitations.  You should consult with your tax advisor regarding the availability of capital gain or loss treatment on the receipt of cash in return for your shares.

Dissenters’ Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split, and we do not intend to independently provide stockholders with such rights.

Vote and Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the reverse stock split and decrease of authorized shares proposal, including the amendment to our Certificate of Incorporation, as amended, to effect the reverse stock split and decrease of authorized shares. Broker non-votes, if any, with respect to this matter will be treated as neither a vote “for” nor a vote “against” the matter and will not be counted in determining the number of votes necessary for approval, although they will be counted in determining if a quorum is present.  However, abstentions will be considered in determining the number of votes required to attain a majority of the shares present in person or represented by proxy at the meeting entitled to vote.  Accordingly, an abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present in person or represented by proxy at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.  It is intended that the proxy in the form presented will be voted, unless otherwise indicated, “FOR” Proposal No. 2.  If no instructions are indicated, the shares will be voted “FOR” Proposal No. 2.

* * * *
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK BY A RATIO OF NOT LESS THAN 1-FOR-40 AND NOT MORE THAN 1-FOR-60 AND A DECREASE IN AUTHORIZED SHARES OF COMMON STOCK FROM 1,350,000,000 TO 500,000,000 SHARES, AT ANY TIME PRIOR TO DECEMBER 31, 2014, WITH THE EXACT EXCHANGE RATIO TO BE SET WITHIN THIS RANGE BY OUR BOARD OF DIRECTORS IN ITS SOLE DISCRETION.

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PROPOSAL NO. 3—
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
ACCOUNTING FIRM

On June 23, 2014, our Board of Directors  appointed Marcum LLP (“Marcum”) as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending September 30, 2014. The Board has directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. Representatives of Marcum LLP are expected to be present at the annual meeting, in person or telephonically, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.  RBSM LLP (“RBSM”) served as our independent registered public accounting firm for the fiscal years ended September 30, 2013 and September 30, 2012. See “—Change in Independent Registered Public Accounting Firm” below. We do  not expect that a representative from RBSM will be present at the annual meeting. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in our and our stockholders’ best interests.  If the appointment is not ratified by our stockholders, the Board of Directors may reconsider whether it should appoint another independent registered public accounting firm.

Audit Fees

The following table sets forth fees billed to us by RBSM, our auditors during the fiscal years ended September 30, 2013 and 2012, for:  (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements, (ii) services by our auditor that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.

	Fiscal year ended
	September 30, 2013	September 30, 2012
(i) Audit Fees	$75,000	$73,000
(ii) Audit Related Fees	9,000	1,200
(iii) Tax Fees	7,000	10,500
(iv) All Other Fees	—	—
Total Fees	$91,000	$84,700

Audit Fees – Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by RBSM LLP in connection with statutory and regulatory filings or engagements.

Audit Related Fees – Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  These services consist of responding to SEC comments in connection with our filings with the SEC and the review of and consent to registration statements.  Tax Fees – Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees – Consists of fees for products and services other than the services reported above.  There were no management consulting services provided in fiscal 2013.

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The Board of Directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

Change in Independent Registered Public Accounting Firm

Effective June 23, 2014, we appointed Marcum as our independent registered public accounting firm for the fiscal year ending September 30, 2014, and dismissed RBSM  as our independent registered public accounting firm. Both actions were approved by our Audit Committee.

As described below, the change in independent registered public accounting firms was not the result of any disagreement with RBSM.

The reports issued by RBSM with respect to our consolidated financial statements for the fiscal years ended on September 30, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During our two most recent fiscal years (and the subsequent interim periods preceding RBSM’s dismissal), there were no disagreements between us and RBSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of RBSM, would have caused RBSM to make reference to the subject matter of the disagreement(s) in connection with its report(s).

During the fiscal years ended September 30, 2013 and 2012, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that (i) in RBSM’s report dated May 1, 2014 (which was included in our 2013 Form 10-K/A) on the our internal control over financial reporting as of September 30, 2013, RBSM expressed an adverse opinion on the effectiveness of our internal control over financial reporting due to the existence of the material weakness identified and described in “Management’s Report on Internal Control Over Financial Reporting” under Item 9A in our fiscal year ended September 30, 2013 Form 10-K/A.

As required by Item 304(a)(3) of Regulation S-K, we furnished a copy of the above disclosures to RBSM and requested that RBSM furnish us with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether RBSM agrees with the above statements. A copy of RBSM’s letter to the SEC, dated June 25, 2014, is filed as Exhibit 16.1 to our  Current Report on Form 8-K dated June 23, 2014.

No consultations occurred between us and Marcum during the two most recent fiscal years and the subsequent interim periods prior to Marcum’s appointment regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on our financial statements, or other information provided that was considered by us in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Committee Report

The audit committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the Company’s accounting and financial reporting processes and the audits of its financial statements and assisting the Board of Directors in monitoring the integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent auditors, the performance of the Company’s internal audit function and independent auditors and the compliance by the Company with legal and regulatory requirements.

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The audit committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management is responsible for the Company’s internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards.  Marcum LLP is responsible for performing an independent audit of the Company’s consolidated financial statements for the fiscal year ending September 30, 2014 in accordance with the standards of the Public Company Accounting Oversight Board (United States).  The audit committee’s main responsibility is to monitor and oversee this process.

The audit committee reviewed and discussed our audited financial statements for the fiscal year ended September 30, 2013 with management.  The audit committee discussed with RBSM LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).  The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

The audit committee considered any fees paid to RBSM LLP for the provision of non-audit related services and does not believe that these fees compromised RBSM LLP’s independence in performing the audit.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that such audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2013, for filing with the SEC.

THE AUDIT COMMITTEE

John Bitzer, III (Chair)
Charles Ryan
Yacov Shamash

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The independent auditors and management are required to periodically report to our Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.  The Audit Committee may also pre-approve particular services on a case-by-case basis.

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Vote Required

The affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2014.  Abstentions will be considered in determining the number of votes required to attain a majority of the shares present in person or represented by proxy at the meeting entitled to vote.  Accordingly, an abstention from voting by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote “against” the matter because it represents a share present in person or represented by proxy at the meeting and entitled to vote, thereby increasing the number of affirmative votes required to approve this proposal.  It is intended that the proxy in the form presented will be voted, unless otherwise indicated, for the ratification of Marcum LLP.  If no instructions are indicated, the shares will be voted “FOR” the ratification of Marcum LLP as our auditors for the fiscal year ending September 30, 2014.

OUR BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 “RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM” TO BE IN OUR AND OUR STOCKHOLDERS’ BEST INTERESTS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

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MANAGEMENT AND CORPORATE GOVERNANCE

Information Regarding the Board of Directors

Members

Our Board of Directors currently consists of five members:  James A. Hayward, John Bitzer, III,  Charles Ryan, Yacov Shamash and Sanford R. Simon.  Messrs. Bitzer and Ryan were elected to the Board on August 10, 2011.  Our Board of Directors has nominated the five incumbent directors for election at the Annual Meeting.  Please see “Proposal 1—Election of Directors” for the names, ages and business experience of each of the Company’s director nominees for election at the Annual Meeting.

Director Independence

Although our securities are not currently listed on a national securities exchange or in an inter-dealer quotation system, which have requirements that a majority of the Board of Directors be independent, the Board of Directors has determined that currently and at all times during the fiscal year ended September 30, 2013, each of our directors other than Dr. Hayward are “independent” as defined by the listing standards of the Nasdaq Stock Market, constituting a majority of independent directors of our Board of Directors as required by the rules of the Nasdaq Stock Market.  The Board of Directors considers in its evaluation of independence whether any director has a relationship with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities of a director.

Board of Directors Structure and Committee Composition

In June 2008, our Board of Directors established a standing compensation committee and in September 2011, our Board of Directors established an audit committee and a nominating committee.  Each of the committees operates under a written charter adopted by the Board of Directors.  All of the committee charters are available on our web site at http://www.adnas.com/investors or by writing to Applied DNA Sciences, Inc., 50 Health Sciences Drive, Stony Brook, New York 11790, c/o Investor Relations.

During fiscal 2013, the Board of Directors held seven formal meetings and acted by unanimous written consent four times.  Each director attended at least 75% of all meetings of the Board of Directors and applicable committee meetings.

The membership of each of the audit committee, the compensation committee, and the nominating committee is composed entirely of independent directors.  In addition, the members of the audit committee meet the heightened standards of independence for audit committee members required by SEC rules and NASDAQ rules.  The committee membership and the responsibilities of each of the committees are described below.

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Name	Audit	Compensation	Nominating
James A. Hayward	—	—	—
John Bitzer, III (I)
Charles Ryan (I)			—
Sanford R. Simon (I)	—	—
Yacov Shamash (I)

            Chairperson
            Member
(I)           Independent director

Audit Committee

Messrs. Bitzer (Chairperson), Ryan and Shamash currently serve on the audit committee.  On August 20, 2013, in connection with her appointment as Chief Financial Officer, effective October 14, 2013, Karol Gray resigned from the audit committee, of which she was the chair and John Bitzer assumed the chair position.  The Board of Directors has determined that each member of the audit committee is independent within the meaning of the director independence standards of the company and NASDAQ as well as the heightened director independence standards of the SEC for audit committee members, including Rule 10A-3(b)(1) under the Exchange Act.  The Board of Directors has also determined that each of the members of the audit committee is financially sophisticated and is able to read and understand consolidated financial statements and that Mr. Bitzer is an “audit committee financial expert” as defined in the Exchange Act.

The composition and responsibilities of the audit committee and the attributes of its members, as reflected in the charter, are intended to be in accordance with applicable requirements for corporate audit committees.  The audit committee charter will be reviewed, and amended if necessary, on an annual basis.

The audit committee assists the Board of Directors in fulfilling its oversight responsibility relating to our financial statements and the disclosure and financial reporting process, our system of internal controls, our internal audit function, the qualifications, independence and performance of our independent registered public accounting firm, compliance with our code of ethics and legal and regulatory requirements.  The audit committee has the sole authority to appoint, retain, terminate, compensate and oversee the work of the independent registered public accounting firm, as well as to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is composed of John Bitzer, III, Yacov Shamash (Chairperson) and Charles Ryan.  Ms. Gray resigned as a member of the Compensation Committee on August 20, 2013 in connection with her appointment as Chief Financial Officer effective October 14, 2013.  The compensation committee reviews and approves salaries and bonuses for all officers, administers options outstanding under our stock incentive plan, provides advice and recommendations to the Board regarding directors’ compensation and carries out the responsibilities required by SEC rules.  The compensation committee believes that its processes and oversight should be directed toward attracting, retaining and motivating employees and non-employee directors to promote and advance the interests and strategic goals of the Company.  As requested by the compensation committee, the Chief Executive Officer will provide information and may participate in discussion regarding compensation for other executive officers.  The compensation committee does not utilize outside compensation consultants but considers other general industry information and trends if available.

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Nominating Committee

Messrs. Shamash (Chairperson), Bitzer and Simon currently serve on the nominating committee.  The Board of Directors has determined that each member of the nominating committee is independent within the meaning of the director independence standards of the company, NASDAQ and the SEC.

The nominating committee is responsible for, among other things: reviewing Board composition, procedures and committees, and making recommendations on these matters to the Board of Directors; reviewing, soliciting and making recommendations to the Board of Directors and stockholders with respect to candidates for election to the Board.

Compensation Committee Interlocks and Insider Participation

None of the prospective members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of any entity that has one or more executive officers who will serve on our compensation committee or our Board of Directors.

Board Leadership Structure

Our Board of Directors does not have a policy on whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman should be selected from the non-employee directors or should be an employee.  The Board of Directors believes that Dr. Hayward’s dual role as both Chairman of the Board and Chief Executive Officer serves the best interests of both the Company and its stockholders.  His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees, customers and suppliers.  Dr. Hayward possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company and its businesses and is thus best positioned to develop agendas that ensure that the time and attention of the Board of Directors are focused on the most critical matters.  This structure also enables our Chief Executive Officer to act as a bridge between management and the Board of Directors, helping both to act with a common purpose.

The Board of Directors appreciates that the advantages gained by having a single Chairman and Chief Executive Officer must be viewed in light of potential independence concerns.  The Board considers, however, that we have adequate safeguards in place to address those concerns, including, for example, our Board of Directors consisting of a supermajority of independent directors.  In addition, our audit, compensation and nominating committees, which oversee critical matters such as the integrity of our financial statements, the compensation of executive management, the selection and evaluation of directors, and the development and implementation of corporate governance policies, each consist entirely of independent directors.

Our risk management program is overseen by our Chief Executive Officer.  Material risks are identified and prioritized by management, and each prioritized risk is referred to a Board Committee or the full Board of Directors for oversight.  For example, strategic risks are referred to the full Board while financial risks are referred to the Audit Committee.  The Board of Directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each.  Also, the Compensation Committee periodically reviews the most important risks to our business to ensure that compensation programs do not encourage excessive risk-taking and promote our goals and objectives.

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Process for Identifying and Evaluating Nominees for the Board of Directors

Director Qualifications.  The nominating committee has not formally established any specific, minimum qualifications that must be met by each candidate for the Board of Directors or specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess.

Identifying Nominees.  The nominating committee has two primary methods for identifying director candidates (other than those proposed by our stockholders, as discussed below).  First, on a periodic basis, the nominating committee will solicit ideas for possible candidates from a number of sources, including members of the Board of Directors, our executive officers and individuals personally known to the members of the Board of Directors.  Second, the nominating committee is authorized to use its authority under its charter to retain at the company’s expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

Stockholder Candidates.  The nominating committee will consider candidates for nomination as a director submitted by stockholders.  Although the nominating committee does not have a separate policy that addresses the consideration of director candidates recommended by stockholders, the Board of Directors does not believe that such a separate policy is necessary because our bylaws permit stockholders to nominate candidates and one of the duties set forth in the nominating committee charter is to consider director candidates submitted by stockholders in accordance with our bylaws.  The nominating committee will evaluate individuals recommended by stockholders for nomination as directors according to the criteria discussed above and in accordance with our bylaws and the procedures described under “Stockholder Proposals and Nominations” below.

Review of Director Nominees.  The nominating committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by our directors, executive officers, third-party search firms or other sources.  In evaluating proposed director candidates, the nominating committee may consider, in addition to any minimum qualifications and other criteria for Board of Directors membership approved by the Board of Directors from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the proposed director candidate’s understanding of the company’s business and industry on a technical level, his or her judgment and skills, his or her depth and breadth of professional experience or other background characteristics, his or her independence, his or her willingness to devote the time and effort necessary to be an effective board member, and the needs of the Board of Directors. We do not have a formal policy with regard to the consideration of diversity in identifying director nominees.  However, the Board of Directors believes that it is essential that its members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board of Directors to best fulfill its responsibilities to the long-term interests of our stockholders.  The nominating committee considers at least annually, and recommends to the Board of Directors suggested changes to, if any, the size, composition, organization and governance of the Board of Directors and its committees.

Director Attendance at Annual Meetings

Directors’ attendance at Annual Meetings of Stockholders can provide stockholders with an opportunity to communicate with directors about issues affecting the Company.  It is the policy of our Board of Directors that directors are strongly encouraged to attend all Annual Meetings of Stockholders.  four of our six directors attended the 2013 Annual Meeting of Stockholders.

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Stockholder Communications with the Board

Stockholders and other interested parties may make their concerns known confidentially to the Board of Directors or the independent directors by submitting a communication in an envelope addressed to the “Board of Directors,” a specifically named independent director or the “Independent Directors” as a group, in care of the Secretary.  All such communications will be conveyed, as applicable, to the full Board of Directors, the specified independent director or the independent directors as a group.

Code of Ethics

Our Board of Directors adopted a “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act that applies to all of our employees, officers and directors, including those officers responsible for financial reporting.  The code of ethics is designed to codify the ethical standards that we believe are reasonably designed to deter wrong-doing.

We have established procedures to ensure that suspected violations of the code may be reported anonymously.  A current copy of our code of ethics is available on our website at http://www.adnas.com/investors.  A copy may also be obtained, free of charge, from us upon a request directed to Applied DNA Sciences, Inc., 50 Health Sciences Drive, , Stony Brook, New York 11790, c/o Investor Relations.  We intend to disclose any amendments to or waivers of a provision of the code of ethics granted to directors and officers by posting such information on our website available at www.adnas.com and/or in our public filings with the SEC.

Executive Officers

Our current executive officers, and their ages and positions as of July 15, 2014, are set forth below.

James A. Hayward, age 61, has been our Chief Executive Officer since March 17, 2006 and our President and the Chairman of the Board of Directors since June 12, 2007.  He was previously our acting Chief Executive Officer since October 5, 2005.  Dr. Hayward received his Ph.D. in Molecular Biology from the State University of New York at Stony Brook in 1983 and an honorary Doctor of Science from the same institution in 2000.  His experience with public companies began with the co-founding of one of England’s first biotechnology companies–Biocompatibles.  Following this, Dr. Hayward was Head of Product Development for the Estee Lauder companies for five years.  In 1990 he founded The Collaborative Group, a provider of products and services to the biotechnology, pharmaceutical and consumer-product industries based in Stony Brook, where he served as Chairman, President and Chief Executive Officer for 14 years.  During this period, The Collaborative Group created several businesses, including The Collaborative BioAlliance, a contract developer and manufacturer of human gene products, that was sold to Dow Chemical in 2002, and Collaborative Labs, a service provider and manufacturer of ingredients for skincare and dermatology that was sold to Engelhard (now BASF) in 2004.

Karol Gray, age 61, has been our Chief Financial Officer since October 14, 2013.  Previously she served on the Company’s Board of Directors from August 10, 2011 through August 20, 2013, and was chair of the Audit Committee and a member of the Compensation Committee.

Over the last two years, she held the position of Vice Chancellor of Finance and Administration at UNC Chapel Hill.  In addition she was the Executive Vice President/Treasurer of the Chapel Hill Foundation Real Estate Holdings, Inc., Treasurer of The University of North Carolina at Chapel Hill Investment Fund, Inc. (CHIF), Treasurer of The University of North Carolina at Chapel Hill Foundation, Inc., and Secretary/Treasurer of UNC Management Company, and a board member of the UNC Health Care System.

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Prior to her position at UNC Chapel Hill, Ms. Gray was Vice President for Finance & Administration and the Chief Financial Officer at Stony Brook University.  She was active on several committees, including the Brookhaven National Laboratory Audit Committee, the Presidential Budget Working Group, and the Investment Subcommittee of the Research Foundation of the State University of New York, and a member of the Executive Committee of the State University of New York Business and Officers Association.

Ms. Gray is a graduate of Hofstra University.  Ms. Gray has 35 years of financial, organizational and management experience.

Judith Murrah, age 55, has been our Chief Information Officer since June 1, 2013.  Ms. Murrah is responsible for information technology strategy and implementation.  Ms. Murrah comes to the Company from Motorola Solutions, which had acquired her former firm, Symbol Technologies.  She was Senior Director of Information Technology, overseeing global IT program management office, financial and supplier operations and quality assurance.  At Symbol, Ms. Murrah held leadership positions in product line management, global account sales, corporate and marketing communications and IT.  Ms. Murrah holds a Master of Business Administration (MBA) from Harvard Business School, and a Bachelor of Science (BS) in Industrial Engineering from the University of Rhode Island.  She is an author on eleven U.S. patents and one additional pending.  Ms. Murrah is co-founder and President of non-profit ConnectToTech, a recognized leader in engaging students in science, technology, engineering and math disciplines.  Ms. Murrah was named to 2005 and 2006 Top 50 Women of Long Island and received the inaugural 2001 Diamond Award for Long Island Women Leaders in Technology.

Ming-Hwa Liang, age 50, has been our Secretary and Strategic Technology Development Officer since October 2005.  Between May 1999 and September 2005, Mr. Liang had been the director of research and development at Biowell Technology Inc.  Mr. Liang received a B.S. in Bio-Agriculture from Colorado State University in 1989, a M.S. in Horticulture from the University of Missouri at Columbia in 1991, his Ph.D. in Plant Science from the University of Missouri at Columbia in 1997 and his LL.M. in Intellectual Property Law from Shih Hsin University, Taiwan in 2004.

Our executive officers are elected by, and serve at the discretion of, our Board of Directors.  There are no family relationships among any of our directors or executive officers.

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EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Evolution of our Compensation Approach

Our compensation approach is necessarily tied to our stage of development as a company.  We are  principally devoted to developing DNA embedded biotechnology security solutions and to date, have had a limited operating history.  As a company with a limited operating history, we have necessarily limited the establishment of extensive administrative and operating infrastructure, and a formal executive compensation policy has not been established.  We have a compensation committee of the Board of Directors that is responsible for all compensation matters of our Chief Executive Officer.  Historically, the compensation of all our other named executive officers was approved by our Board of Directors upon the recommendation of our compensation committee, which in turn relied upon the recommendation of our Chief Executive Officer.  As discussed below, the recommendation of our Chief Executive Officer was largely discretionary, based on his subjective assessment of the particular executive.  As we continue to grow, we expect that the specific direction, emphasis and components of our executive compensation program will continue to evolve.  The compensation committee has overall responsibility for approving and evaluating our executive officers’ compensation plans, policies and programs. Our compensation program is designed to employ best practices in executive compensation and consider all relevant regulatory guidance regarding sound incentive compensation policies. The remainder of this section provides a general summary of our compensation policies and procedures.

Our Executive Compensation Philosophy and Objectives

General

The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, we attempt to tailor an executive’s compensation to (1) retain and motivate the executive, (2) reward him or her upon the achievement of company-wide, and individual performance, and (3) align the executive’s interest with the creation of long-term stockholder value, without encouraging excessive risk taking. To that end, and within the context of the stage of our company, we have compensated our named executive officers through a mix of base salary, equity-based incentives, cash bonuses, and other broad-based benefits.

Our business model is based on our ability to establish long-term relationships with clients and to maintain our strong mission, client focus, entrepreneurial spirit and team orientation. We have sought to create an executive compensation package that balances short-term versus long-term components when considering cash bonuses and employee options, in ways we believe are most appropriate to motivate senior management and reward them for achieving the following goals:

•	Develop a culture that embodies a commitment for our business, creative contribution and a drive to achieve established goals and performance objectives;

•	Provide leadership to the organization in such a way as to maximize the results of our business operations;

•	Lead us by demonstrating forward thinking in the operation, development and expansion of our business;

•	Effectively manage organizational resources to derive the greatest value possible from each dollar invested; and

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•	Take strategic advantage of the market opportunity to expand and grow our business and revenues.

We believe that having a compensation program designed to align executive officers to meet our business objectives and to reinforce excellent performance and accountability is the cornerstone to successfully implement and achieve our strategic plan. In determining the compensation of our executive officers, we are guided by the following key principles:

•	Competition. Compensation should reflect the competitive marketplace, so we can retain, attract and motivate talented executives.

•
Accountability for Business Performance.  Compensation should be tied to financial performance, so that executives are held accountable through their compensation for contributions to the performance of our company as a whole as well as their performance of the business unit for which they are responsible.

•
Accountability for Individual Performance.  Compensation should be tied to the individual’s performance to encourage and reflect individual contributions to our company’s performance. We consider individual performance as well as performance of the businesses and responsibility areas that an individual oversees, and weigh these factors as appropriate in assessing a particular individual’s performance.

•	Alignment with Stockholder Interests. Compensation should be tied to our financial performance through equity awards to align executives’ interests with those of our stockholders.

Our executive compensation structure not only aims to be competitive in our industry, but also to be fair relative to compensation paid to other professionals within our organization, relative to our short-term and long-term performance and relative to the value we deliver to our stockholders. We seek to maintain a performance-oriented culture and a compensation approach that rewards our executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation against the possibility that our goals and objectives may not be achieved.

The Chief Executive Officer is the only named executive officer with an employment agreement.  In addition, there is no change in control, severance or noncompetition agreements with any named executive officer, nor are we otherwise obligated to pay any named executive officers any amounts if there is a change in control of the Company or if such executive’s employment with us terminates, except for the Chief Executive Officer.

Determination of Executive Compensation Awards

The compensation committee establishes and monitors the basic philosophy governing the compensation of the Chief Executive Officer.  On an annual basis, the compensation committee reviews and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer including incentive compensation plans and equity-based plans.  Historically, compensation decisions for all other of our executive officers were approved by our Board of Directors upon the recommendation of our compensation committee, which in turn relied upon the recommendation of our Chief Executive Officer. We have traditionally placed significant emphasis on the recommendation of our Chief Executive Officer with respect to the determination of executive compensation (other than his own), in particular with respect to the determination of base salary, cash incentive and equity incentive awards, and typically followed such recommendations as presented by our Chief Executive Officer. As we continue to grow, we will make the transition to have our compensation committee be solely responsible for administering our executive compensation program, although we expect to continue to rely, in part, upon the advice and recommendations of our Chief Executive Officer, particularly with respect to those executive officers that report directly to him.  The compensation committee’s composition and oversight of our executive compensation program is described in more detail below in the section entitled “Compensation Committee.”

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For purposes of determining our executive officer compensation in fiscal 2013 and in prior fiscal years, we considered the following factors: our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities; the roles and responsibilities of our executives; the individual experience and skills of, and expected contributions from, our executives; the amounts of compensation being paid to our other executives; our executives’ historical compensation at our company; an assessment of the professional effectiveness and capabilities of the executive officer; and the performance of the executive officer against the corporate and other scorecards used to determine incentive compensation. While we have not used any formula to determine compensation based on these factors, we have placed the most emphasis in determining compensation on our understanding of the amount of compensation generally paid by similarly situated companies to their executives with similar roles and responsibilities and the subjective assessment of the professional effectiveness and capabilities of the executive officer. Our understanding of the amount of compensation generally paid by similarly situated companies was based on our compensation committee’s and our Chief Executive Officer’s  own business judgment and collective experience in such matters.

Base Salary

Our Board of Directors sets the Chief Executive Officer’s base salary annually, based on the recommendation of the compensation committee. The base salary for each of the other named executive officers is reviewed annually by the Chief Executive Officer and any adjustments are communicated and approved by the Compensation Committee.  Adjustments to base salary are based upon a review of a variety of factors, including the following:

•	individual and Company performance, measured against quantitative and qualitative goals, such as our growth, revenue, profitability and other matters;

•	duties and responsibilities as well as the executive’s experience; and

•	the types and amount of each element of compensation to be paid to the named executive officer.

Cash bonuses

The Chief Executive Officer is paid cash bonuses based on the discretion of the Compensation Committee and approval by the Board of Directors.  We pay discretionary cash bonuses to our other named executive officers, which are recommended by the Chief Executive Officer.  The cash bonuses, if any, are determined after the end of each fiscal year and may be paid annually, are intended to recognize and reward those named executive officers who have contributed meaningfully to our performance for the prior year. Both personal and the Company’s performance are factors that the Board and Chief Executive Officer typically consider in deciding whether to award a cash bonus to a named executive officer and the amount of such bonus.

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Long-term Stock-Based Compensation

Our long-term compensation program has historically consisted solely of stock options. Option grants made to executive officers are designed to provide them with incentive to execute their responsibilities in such a way as to generate long-term benefit to us and our stockholders. Through possession of stock options, our executives participate in the long-term results of their efforts, whether by appreciation of our Company’s value or the impact of business setbacks, either company-specific or industry-based. Additionally, stock options provide a means of ensuring the retention of our executive officers, in that they are in almost all cases subject to vesting over an extended period of time.

Stock options provide executives with a significant and long-term interest in our success. By only rewarding the creation of stockholder value, we believe stock options provide our executive officers with an effective risk and reward profile. Although it is our current practice to use stock options as our sole form of long-term incentive compensation, the compensation committee reviews this practice on an annual basis in light of our overall business strategy, existing market-competitive best practices and other factors.

Stock options are granted periodically and are subject to vesting based on the executive’s continued employment. Historically we have granted our executive officers a combination of incentive stock options that vest over a period of time or stock options that are immediately exercisable.  Most options vest evenly over four years, beginning on the date of the grant.

Stock options are granted to our executive officers in amounts determined by the Compensation Committee in its discretion.  Stock grants have not been formula-based, but instead have historically been granted taking into account a mixture of the following qualitative factors: the executive’s level of responsibility; the competitive market for the executive’s position; the executive’s potential contribution to our growth; and the subjective assessment of the professional effectiveness and capabilities of these executives.

Benefits

We provide the following benefits to our executive officers on the same basis as the benefits provided to all employees:

•	health and dental insurance;
•	life insurance;
•	short-and long-term disability; and
•	401(k) Plan (currently there is no employer matching)

These benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

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Summary Compensation Table

The following table sets forth the compensation of our principal executive officer, our principal financial officer and our three other executive officers for the fiscal years ended September 30, 2013, 2012 and 2011.  We refer to these executive officers as our “named executive officers.”

	Year	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f) (1)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
James A. Hayward Chairman, President and CEO	2013	319,974	150,000	–	–	–	–	–	469,974
	2012	242,334	–	–	–	–	–	–	242,334
	2011	65,410	–	877,500	2,686,107	–	–	–	3,214,247
Kurt H. Jensen Former CFO (2)	2013	313,270	100,000	–	–	–	–	–	413,270
	2012	292,308	–	–	–	–	–	–	292,308
	2011	196,544	–	–	600,238	–	–	–	796,792
Judith Murrah CIO (3)	2013	81,731	–	–	–	–	–	–	81,731
	2012	–	–	–	–	–	–	–
	2011	–	–	–	–	–	–	–	–
Ming-Hwa Liang CTO and Secretary	2013	140,000	10,000	–	–	–	–	–	150,000
	2012	140,000	–	–	–	–	–	–	140,000
	2011	135,234	–	–	–	–	–	–	139,616

(1)	The amounts in column (f) represent the grant date fair value under ASC 718 based on the average of the bid and ask prices of our common stock on the grant date.
(2)	Mr. Jensen resigned as Chief Financial Officer on August 20, 2013.
(3)
Ms. Judith Murrah has been Chief Information Officer of the Company since June 1, 2013.  Ms. Murrah’s annual salary is $250,000 and she will receive 2,000,000 options to be issued upon six months of employment.

Grants of Plan-Based Awards

We did not grant any plan-based awards to our named executive officers during fiscal 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information concerning outstanding equity awards as of September 30, 2013 held by the Named Executive Officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James A. Hayward	17,000,000	(1)	–	$0.05	5/27/2015
	10,000,000	(2)	–	0.06	7/1/2015
	40,000,000	(3)	–	0.0585	7/11/2018
			–
Kurt H. Jensen (5)	500,000	(5)	–	0.09	8/19/2014
	10,000,000	(2)(5)	–	0.06	8/19/2014
	10,000,000	(4)(5)	–	0.0585	8/19/2014
Judith Murrah	–		–	–

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	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Ming-Hwa Liang	7,000,000	(1)	–	0.05	5/27/2015
	10,000,000	(2)	–	0.06	7/1/2015

(1)
On May 27, 2010, our named executive officers elected to forfeit certain stock options to purchase up to 29 million shares of our common stock at an exercise price of $0.11 that were previously granted to them under the 2005 Incentive Stock Plan.  In lieu of the forfeited options, our Board of Directors granted new stock options to such named executive officers to purchase up to 29 million shares of our common stock at an exercise price of $0.05 under the 2005 Stock Incentive Plan which are fully vested and became exercisable on June 29, 2010 following approval by our stockholders to amend our certificate of incorporation to increase our authorized shares of common stock.

(2)
On July 1, 2010, our Board of Directors granted nonstatutory stock options under the 2005 Incentive Stock Plan to each of our named executive officers.  The options granted to the named executive officers vested with respect to 25% of the underlying shares on the date of grant, and the remaining will vest ratably each anniversary thereafter until fully vested on the third anniversary of the date of grant.

(3)
On July 11, 2011, our Board of Directors granted nonstatutory stock options under the 2005 Incentive Stock Plan to Dr. James A. Hayward, our Chairman, President and Chief Executive Officer.  The options granted to Dr. Hayward vested 25% on the grant date and shall vest 37.5% on each of the next two anniversaries of the grant date, subject to Dr. Hayward’s continuous employment through the applicable vesting date, and if our revenues for any fiscal quarter beginning after the date hereof are at least $1 million more than our revenues for the immediately preceding fiscal quarter, then vesting of the next 37.5% installment will accelerate (such that, if the $1 million increase is met in at least two quarters before the second anniversary of the option grant date, all of the options will have become fully vested as of the end of the second quarter for which the $1 million increase is met).

(4)
On July 11, 2011, our Board of Directors granted nonstatutory stock options under the 2005 Incentive Stock Plan to Mr. Jensen, our Chief Financial Officer.  The options granted to Mr. Jensen vested 25% on the grant date and shall vest 37.5% on each of the next two anniversaries of the grant date, subject to Mr. Jensen’s continuous employment through the applicable vesting date, and if our revenues for any fiscal quarter beginning after the date hereof are at least $1 million more than our revenues for the immediately preceding fiscal quarter, then vesting of the next 37.5% installment will accelerate (such that, if the $1 million increase is met in at least two quarters before the second anniversary of the option grant date, all of the options will have become fully vested as of the end of the second quarter for which the $1 million increase is met).

(5)
Mr. Jensen resigned as Chief Financial Officer on August 20, 2013.  According to his separation agreement, Mr. Jensen shall have one year from August 20, 2013 to exercise these options.  As such, the expiration dates above has been updated to August 19, 2014.

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Option Exercises and Stock Vested

The following table sets forth information regarding options exercised by our named executive officers during fiscal 2013 and restricted stock awards that vested during fiscal 2013.  The value realized for such options and restricted stock awards is also provided.  For options, the value realized on exercise is equal to the difference between the market price of the underlying shares at exercise and the exercise price of the options.  For stock awards, the value realized on vesting is equal to the market price of the underlying shares at vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
James A. Hayward	—	$—	—	$—
Kurt H. Jensen(1)	4,053,030	$952,462	—	—
Judy Murrah	—	$—	—	—
Ming-Hwa Liang	—	$—	—	—

(1)	Mr. Jensen resigned as Chief Financial Officer on August 20, 2013.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Contribution Plans

None of our named executive officers participates in or has account balances in non-qualified defined contribution plans maintained by us.

Deferred Compensation

None of our named executive officers participates in or has account balances in deferred compensation plans or arrangements.

Compensation Actions Taken in Fiscal 2014 (through July 1st)

The following options were granted to named executive officers during fiscal 2014.

•
On October 17, 2013, we granted Dr. James A. Hayward, Chairman, and Dr. Ming-Hwa Liang, Chief Technology Officer and Secretary of the Company options to purchase 50,000,000 and 3,000,000 shares of the Company’s common stock, respectively, at an exercise price of $0.0970 per share for five years with vesting at 25% each anniversary for the next four years.

•
As agreed to in her offer letter, on December 2, 2013, we granted 2,000,000 options to purchase our common stock at an exercise price of $0.1170 per share for five years to Judith Murrah with vesting at 25% each anniversary for the next four years.

•
On December 10, 2013, we granted Karol Gray and Judith Murrah 500,000 and 250,000 options, respectively to purchase our  common stock at an exercise price of $0.1360 per share for five years to employees, with immediate vesting.

•
As agreed to in her offer letter, on April 14, 2014, we granted 2,000,000 options to purchase our common stock at an exercise price of $0.1100 per share for five years to Karol Gray with vesting at 25% each anniversary for the next four years.

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Employment Agreement

Employment Agreement with Dr. James A. Hayward

We entered into an employment agreement dated July 11, 2011, with Dr. James A. Hayward, our Chairman, President and Chief Executive Officer.  The agreement provides that Dr. Hayward will be the Chief Executive Officer of the Company, and will continue to serve on the Board of Directors.  The term of employment will be from July 1, 2011 through June 30, 2014 with automatic one-year renewals subject to ninety days’ prior notice of non-renewal by either party.  Dr. Hayward will receive an initial annual salary of $225,000, subject to annual review.  On November 30, 2012, the Board of Directors increased Dr. Hayward’s annual salary to $350,000.  Dr. Hayward’s annual salary would be increased to $350,000 per annum after the first quarter in which our revenues exceed $1 million for such quarter.  The Board of Directors, acting in its discretion, may grant annual bonuses to Dr. Hayward.  Dr. Hayward will be eligible for a special cash bonus of up to $750,000, 40% of which would be payable if and when annual revenue reaches $6 million and 10% of which would be payable for each $2 million of annual revenue in excess of $6 million.  On November 30, 2012, the Board granted a cash bonus of $150,000 to Dr. Hayward payable upon the closing of an additional financing of $5.5 million by an investor.  Dr. Hayward will be entitled to certain benefits and perquisites and will be eligible to participate in retirement, welfare and incentive plans available to our other employees.

Dr. Hayward was granted options to purchase 40 million shares of our common stock at an exercise price per share equal to the average of the bid and asked prices of our common stock on the Over The Counter (OTC) Bulletin Board on the date of grant.  The options vested as follows: 25% on the grant date, and 37.5% on each of the next two anniversaries of the grant date, subject to Dr. Hayward’s continuous employment.  If our revenues for any fiscal quarter increase by more than $1 million over the prior fiscal quarter, then the vesting date for the next 37.5% tranche will be accelerated.  Exercisability of options will be conditioned upon stockholder approval of an amendment of our 2005 Incentive Stock Plan made by the Board of Directors increasing the aggregate and individual limits on the shares of our common stock issuable under the Plan.  The Company also granted 15 million shares of our common stock to Dr. Hayward.

The agreement with Dr. Hayward also provides that if he is terminated before the end of the initial or a renewal term by the Company without cause or if Dr. Hayward terminates his employment  for good reason, then, in addition to previously earned and unpaid salary, bonus and benefits, and subject to the delivery of a general release and continuing compliance with restrictive covenants, Dr. Hayward will be entitled to receive a pro rata portion of the annual bonus he would have received if employment had continued through the end of the year of termination; salary continuation payments for two years following termination equal to the greater of (i) three times base salary or (ii) two times base salary plus bonus; Company-paid COBRA continuation coverage; continuing life insurance benefits (if any) for two years; and extended exercisability of outstanding vested options (for three years from termination date or, if earlier, the expiration of the fixed option term). If termination of employment as described above occurs within six months before or two years after a change in control of the Company, then, in addition to the above payments and benefits, all of Dr. Hayward’s outstanding options and other equity incentive awards will become fully vested and Dr. Hayward will receive a lump sum payment of the amounts that would otherwise be paid as salary continuation.  In general, a change in control will include a 30% or more change in ownership of the Company.

Upon termination due to death or disability, Dr. Hayward will generally be entitled to receive the same payments and benefits he would have received if his employment had been terminated by the Company without cause (as described in the preceding paragraph), other than salary continuation payments.

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Potential Payments upon Termination of Employment or a Change of Control

We have a change-in-control agreement with one of our executive officers, and we are obligated to pay severance or other enhanced benefits to one of our executive officers upon termination of his employment.  For additional information, see “Employment Agreement” above.

On August 20, 2013, Mr. Jensen resigned as Chief Financial Officer of the Company.  According to his separation agreement, Mr. Jensen received payment of his base salary through December 31, 2013 and he shall have one year from his resignation date to exercise his vested options.

Director Compensation Fiscal 2013

During the fiscal year ended September 30, 2013, we did not provide any cash compensation to our non-employee directors for their service on our Board of Directors.  On November 30, 2011, the Board approved the recommendation from the Compensation Committee that each of the non-employee directors shall annually receive, for as long as they are a member of the Board, a 5-year stock option, fully vested after one year, to purchase a number of shares of the Company’s common stock having a fair value of $60,000 as determined using the Black Scholes value.  Additionally, the Board approved the recommendation from the Compensation Committee and Dr. James Hayward that stock options to purchase shares of the Company’s common stock having an aggregate fair value of $40,000  using the Black Scholes value be granted to certain non-employee directors.

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)(1)(6)
Sanford R. Simon	—	—	60,000	—	60,000
Yacov Shamash (3)	—	—	80,000	—	80,000
John Bitzer, III(4)	—	—	70,000	—	70,000
Karol Gray (5)	—	—	60,000	—	60,000
Charles Ryan (4)	—	—	70,000	—	70,000

(1)	A 5-year option to purchase 370,477 shares of our common stock was granted by the Board to each of the non-employee directors on November 30, 2012 at an exercise price of $0.1799 per share.

(2)
The table does not include the following stock option grants by the Board of Directors on October 14, 2013: Mr. Simon and Ms. Gray each received a 5-year option to purchase 666,667 shares of our common stock at an exercise price of $0.0886 per share.  Messrs. Bitzer and Ryan were each granted a 5-year option to purchase 766,667 shares of our common stock at an exercise price of $0.0886 per share.  Mr. Shamash was granted a 5-year option to purchase 911,112 shares of our common stock at an exercise price of $0.0886 per share.

(3)	A 5-year option to purchase an additional 123,492 shares of our common stock at an exercise price of $0.1799 per share was granted to Mr. Shamash on November 30, 2012.

(4)	A 5-year option to purchase an additional 61,745 shares of our common stock at $0.1799 per share was granted to both Mr. Bitzer and Mr. Ryan on November 30, 2012.

(5)	Ms. Gray was awarded these options for her service on the Board through August 20, 2013. Ms. Gray resigned from the Board of Directors on August 20, 2013.

(6)
At September 30, 2013, Mr. Simon, Mr. Shamash, Mr. Bitzer, Ms. Gray and Mr. Ryan had outstanding option awards (including warrants) aggregating 2,233,177, 2,674,094, 1,386,222, 1,324,477, and 1,386,222 shares of our common stock, respectively.

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Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE John Bitzer, III Charles Ryan Yacov Shamash (Chair)

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

James A. Hayward

DivineRune.  We acquired rights to certain software and intellectual property pursuant to an agreement we entered into with DivineRune Inc., a secure cloud-computing specialist, on January 25, 2012.  DivineRune was issued a 3 year warrant to purchase one million shares of our common stock at an exercise price of $0.071 per share vesting in full on the first anniversary of the date of grant as compensation for a license to DivineRune™’s patent portfolio.  We will also share revenues on any future sales of products generated as a result of this agreement.  We expect that the partnership will enhance and extend our core anti-counterfeiting, anti-diversion, and security systems into the digital track-and-trace sphere.  James A. Hayward, our President, Chairman and Chief Executive Officer, and Yacov Shamash, a member of our Board of Directors, were among the early investors in DivineRune.

Delabarta, Inc. / John Bitzer, III

John Bitzer, III, one of our directors, is President and Chief Executive Officer of ABARTA, Inc., a private, third-generation family holding-company, which owns Delabarta, Inc.  On June 21, 2012, Abarta Partners I, a partnership administered by Mr. Bitzer for which his revocable trust is a partner, purchased 35,576,568 shares of our common stock at a purchase price of $0.04336 per share for gross proceeds of $1,542,600 in a private placement transaction.  On June 23, 2014, Delabarta, Inc. purchased 436,529 shares of our common stock at a purchase price of $0.11454 per share for gross proceeds of $50,000 in a private placement transaction.  Delabarta, Inc. also received 436,529 warrants to purchase shares of our common stock as part of this private placement transaction.

Dr. Yacov Shamash

See discussion of DivineRune under James A. Hayward above.

Policy and Procedure for Approval of Related Person Transactions

We have a formal policy that requires all related party transactions, which includes transactions with directors, officers and holders of five percent or more of our voting securities and any member of the immediate family of and any entity affiliated with any of the foregoing persons, to be approved by our audit committee.  In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

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Director Independence

Our Board of Directors currently consists of five members: James A. Hayward, Yacov Shamash, Sanford R. Simon, John Bitzer, III, and Charles Ryan.  Although our securities are not currently listed on a national securities exchange or in an inter-dealer quotation system which has requirements that a majority of the Board of Directors be independent, the Board of Directors has determined that currently and at all times during the fiscal year ended September 30, 2013, each of our directors other than Dr. Hayward are “independent” as defined by the listing standards of the Nasdaq Stock Market, constituting a majority of independent directors of our Board of Directors as required by the rules of the Nasdaq Stock Market. The Board of Directors considers in its evaluation of independence whether any director has a relationship with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities of a director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information regarding the shares of our common stock beneficially owned as of July 1, 2014, (i) by each person who is known to us to beneficially own more than 5% of the outstanding common stock, (ii) by each of the executive officers named in the table under “Executive Compensation” and by each of our directors and (iii) by all officers and directors as a group.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 50 Health Sciences Drive, Stony Brook, New York 11790.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES OWNED (1)(2)		PERCENTAGE OF CLASS (3)
Executive Officers and Directors:
James A. Hayward	165,247,882	(4)	20.0%
Yacov Shamash	3,585,206	(5)	*
John Bitzer, III (11)	65,793,636	(6)(7)	8.00%
Karol Gray	2,677,206	(6)(12)	*
Judith Murrah	174,612	(12)	*
Charles Ryan	2,152,889	(6)	*
Ben Liang	17,344,870	(8)	2.1%
Sanford R. Simon	2,899,844	(9)	*
All directors and officers as a group (8 persons)	259,876,170	(10)	31.41%
5% Stockholders:
Delabarta, Inc. (11)	63,563,435		7.7%

*	indicates less than one percent
(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares shown.  Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the “ Currently Exercisable Options” ).  Each beneficial owner’s percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

(2)
Does not include unvested shares subject to options granted on October 17, 2013 pursuant to the 2005 Incentive Stock Plan, which vest 25% of the underlying shares ratably on each anniversary thereafter until fully vested on the fourth anniversary of the date of grant, including 50,000,000 to James A. Hayward and 3,000,000 to Ben Liang. Does not include unvested shares subject to 2,000,000 options granted to Judith Murrah on December 2, 2013 and 2,000,000 granted to Karol Gray on April 14, 2014, pursuant to the 2005 Incentive Stock Plan, which vest 25% of the underlying shares ratably on each anniversary thereafter until fully vested on the fourth anniversary of the date of grant.

(3)	Based upon 827,332,292 shares of common stock outstanding as of July 1, 2014.
(4)	Includes 73,618,264 shares underlying currently exercisable options and warrants.
(5)	Includes 3,585,206 shares underlying currently exercisable options and warrants.
(6)	Includes 2,491,144, 2,152,889 and 2,152,889 shares underlying currently exercisable options for Ms. Gray, Messrs. Bitzer and Ryan, respectively.
(7)
Includes 63,126,906 shares of common stock and 436,529 warrants owned by Delabarta, Inc., a partnership administered by Mr. Bitzer for which his revocable trust is a partner.  Mr. Bitzer disclaims beneficial ownership of the shares held by Delabarta, Inc. except to the extent of his pecuniary interest therein.

(8)	Includes 17,087,036 shares underlying currently exercisable options and warrants.
(9)	Includes 2,899,844 shares underlying currently exercisable options and warrants.
(10)	Includes 104,598,693 shares underlying currently exercisable options and warrants.
(11)
The address of the principal business office for the stockholder is 1000 Gamma Drive, Suite 500, Pittsburgh, PA 15238.  John Bitzer, III, one of our directors is President and Chief Executive Officer of the stockholder.  Mr. Bitzer disclaims beneficial ownership of the shares held by the stockholder, except to the extent of his pecuniary interest therein.

(12)	Includes 87,306 shares underlying currently exercisable warrants for both Ms. Gray and Ms. Murrah.

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Compliance with Section 16(a) of the Exchange Act

Our common stock is not registered pursuant to Section 12 of the Exchange Act.  Our directors, executive officers and the holders of more than 10% of our common stock are not subject to Section 16(a), and they were not required to file reports under Section 16(a) for the fiscal year ended September 30, 2013.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.

This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares in your own name. You can notify us by sending a written request to:

Corporate Secretary
Applied DNA Sciences, Inc.
50 Health Sciences Drive
Stony Brook, New York 11790

OTHER BUSINESS

We do not know of any matters that are to be presented for action at the Annual Meeting other than those set forth above.  If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS AND NOMINATIONS

We plan to hold our 2015 annual meeting of stockholders on or about February 25, 2015.  In order for a stockholder proposal to be considered for inclusion in the proxy statement for the 2015 annual meeting of stockholders, the written proposal must be received by the Corporate Secretary at the address below.  The Corporate Secretary must receive the proposal no later than November 26, 2014.  The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored proxy materials.  Proposals should be addressed to:

Corporate Secretary
Applied DNA Sciences, Inc.
50 Health Sciences Drive
Stony Brook, New York 11790

For a stockholder proposal that is not intended to be included in the proxy statement for the 2015 annual meeting of stockholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above.  The Secretary must receive this notice not earlier than October 17, 2014 and not later than November 26, 2014.  The notice of a proposed item of business must provide information as required in our bylaws which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; the text of the proposal or matter; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.

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The notice of a proposed director nomination must provide information and documentation as required in our bylaws which, in general, require that the notice of a director nomination include the information about the nominee that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws; the nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; a description of any transaction or arrangement during the last three years between the stockholder making the nomination and the nominee in which the nominee had a direct or indirect material interest; and a completed and signed questionnaire, representation and agreement.  A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

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FORM 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM:  APPLIED DNA SCIENCES, INC., ATTENTION:  DEBBIE BAILEY.

By Order of the Board of Directors

/s/ James A. Hayward
James A. Hayward
Chairman, President and Chief Executive Officer

Stony Brook, New York
July 15, 2014

45

Appendix A

SECOND CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
APPLIED DNA SCIENCES, INC.

* * * * *

Applied DNA Sciences, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”), DOES HEREBY CERTIFY THAT:

FIRST: The first paragraph of Article IV of the Certificate of Incorporation, as amended (the “Certificate of Incorporation”) of the Corporation is hereby amended and replaced in its entirety to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of stock which the Corporation shall have the authority to issue is 510,000,000.  The total number of shares of Common Stock that the Corporation is authorized to issue is 500,000,000, with a par value of $0.001 per share.  Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at any meeting of stockholders.  The total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000, with a par value of $0.001 per share.”

SECOND:                  Article IV of the Certificate of Incorporation is hereby further amended by adding the following paragraph at the end thereof:

“Upon the filing and effectiveness (the “Effective Time”) pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) of this Second Certificate of Amendment to the Certificate of Incorporation of the Corporation, each ______________ (__) shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified, combined, and converted into one (1) validly issued, fully paid, and non-assessable share of Common Stock, par value $0.001 per share, of the Corporation, without any action by any holder thereof; provided that no fractional share interests shall be issued as a result of the foregoing reclassification, combination, and conversion:

(i) to any stockholder that holds, of record, fewer than ______________ (__) shares of Common Stock immediately prior to the Effective Time, and, in lieu of such fractional share interests, any such stockholder shall be entitled, upon the Effective Time, to receive a cash payment equal to the Share Value (as defined below) of each share of Common Stock held by such stockholder immediately prior to the Effective Time; or

(ii) any stockholder that holds, of record, more than ______________ (__) shares of Common Stock immediately prior to the Effective Time and would otherwise be entitled to fractional share interests pursuant to the provisions of this Article, and, in lieu of such fractional share interests, any such stockholder shall be entitled, upon the Effective Time, to receive one whole share of Common Stock in lieu of such fractional share interests.

As used herein, “Share Value” shall mean the  average closing price of the Common Stock on the OTC Market’s electronic interdealer quotation QB system (“OTCQB”) for the ten (10) consecutive trading days ending on the last trading day prior to the date of the EffectiveTime.

From and after the Effective Time, (i) certificates that, immediately prior to the Effective Time, represent shares of Common Stock that are held by any stockholder that holds more than ______________ (__) shares of Common Stock immediately prior to the Effective Time shall thereafter represent the number of shares of Common Stock into which such shares shall have been reclassified, combined, and converted at the Effective Time pursuant to this Second Certificate of Amendment, and (ii) certificates that, immediately prior to the Effective Time, represent shares of Common Stock that are held by any stockholder that holds fewer than ______________ (__) shares of Common Stock immediately prior to the Effective Time shall thereafter represent only the right to receive a payment in cash equal to the Share Value for each share of Common Stock previously represented by such certificate.”

THIRD:                  That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation for consideration at the annual meeting of stockholders held on August 28, 2014 and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Second Certificate of Amendment of Certificate of Incorporation to be signed by its Chief Executive Officer, on ____________, 2014.

APPLIED DNA SCIENCES, INC.

By:
Name: James A. Hayward
Title: Chief Executive Officer